UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 5, 2007

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-136487	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On December 5, 2007, we and Barry Honig agreed to terminate (i) that certain Bridge Note Purchase Agreement, made as of November 6, 2007, between us and Barry Honig (the “Purchase Agreement”), (ii) that certain Promissory Note, dated November 6, 2007, issued by us to Barry Honig for the principal sum of up to $750,000 (the “Note”) and (iii) that certain warrant to purchase up to 93,750 shares of our common stock, dated November 6, 2007, issued by us to Barry Honig (the “Warrant,” and together with the Purchase Agreement and the Note, the “Transaction Documents”). No funds were ever advanced by Barry Honig to us under the Transaction Documents and no shares of common stock were ever issued to Barry Honig under the Warrant.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Termination Letter, dated December 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: December 10, 2007	By:	/s/ Jonathan Snyder
Name: Jonathan Snyder Title: Chief Executive Officer